EXHIBIT 99.1

Message to Employees on Media Speculation

Over the Thanksgiving Weekend a rumor was reported in social media and the press regarding a potential purchase of Tribune Publishing Company.  While our policy is not to comment on rumors, given the source of this speculation and the fact that it has received considerable public attention, the Company believes a statement to employees is warranted.

As our Board of Directors noted earlier this fall and as we articulated in our November earnings call, Tribune Publishing remains committed to its strategy and transformation plan and is not engaged in discussions or a process to sell the Company.  As we finish the important fourth quarter, we appreciate the continued hard work and commitment of our employees.